UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018 (June 15, 2018)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07       Submission of Matters to a Vote of Security Holders
At the annual meeting of the shareholders of Ramco-Gershenson Properties Trust (the "Trust") on June 18, 2018, the shareholders: (1) elected the seven trustee nominees to serve until the annual meeting of shareholders in 2019; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018; and (3) approved, on an advisory basis, the compensation of our named executive officers. Votes representing approximately 93.5% of our outstanding shares were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Blank	68,640,125	4,156,834	2,036,006
Dennis Gershenson	71,729,131	1,067,828	2,036,006
Arthur Goldberg	68,708,619	4,088,340	2,036,006
Brian Harper	71,852,291	944,668	2,036,006
David J. Nettina	71,828,987	967,972	2,036,006
Joel M. Pashcow	68,638,246	4,158,713	2,036,006
Laurie M. Shahon	68,997,598	3,799,361	2,036,006

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
74,476,391	347,312	9,262

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,759,404	2,000,810	36,745	2,036,006

Item 8.01       Other Events.

Effective June 15, 2018, the Trust’s former President and Chief Executive Officer, Dennis Gershenson, was elected to serve as Chairman of the Board of Trustees of the Trust and Stephen R. Blank was elected to serve as Lead Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	June 19, 2018	By:	/s/ RAYMOND J. MERK
Raymond J. Merk
Chief Accounting Officer